                            ASSET PURCHASE AGREEMENT

                                     between

                            LAKE HURON CELLULAR CORP.

                                       and

                          DOBSON CELLULAR SYSTEMS, INC.

                          DATED AS OF December 14, 1999

                                TABLE OF CONTENTS



ARTICLE I PURCHASE AND SALE                                                                     1

ARTICLE II DESCRIPTION OF ASSETS; EXCLUDED ASSETS                                               2

   SECTION 2.01.  ASSETS                                                                        2

   SECTION 2.02.  EXCLUDED ASSETS                                                               3

ARTICLE III ASSUMPTION OF LIABILITIES                                                           4

ARTICLE IV INSTRUMENTS OF TRANSFER AND ASSUMPTION                                               4

   SECTION 4.01.  TRANSFER DOCUMENTS                                                            4

   SECTION 4.02.  ASSUMPTION DOCUMENTS                                                          4

ARTICLE V PURCHASE PRICE; ALLOCATION                                                            5

   SECTION 5.01.  PURCHASE PRICE                                                                5

   SECTION 5.02.  DEPOSIT                                                                       5

   SECTION 5.03.  PAYMENT OF PURCHASE PRICE                                                     5

   SECTION 5.04.  ALLOCATION OF PURCHASE PRICE                                                  5

   SECTION 5.05.  PURCHASE PRICE ADJUSTMENTS                                                    6

ARTICLE VI CLOSING                                                                              8

ARTICLE VII SELLER'S REPRESENTATIONS                                                            9

   SECTION 7.01.  ORGANIZATION, QUALIFICATION                                                   9

   SECTION 7.02.  CONSENTS, AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT                  9

   SECTION 7.03.  SUBSIDIARIES AND INTERESTS IN OTHER COMPANIES                                 9

   SECTION 7.04.  TITLE TO ASSETS; CONDITION OF ASSETS                                          9

   SECTION 7.05.  REAL PROPERTY - OWNED                                                        10

   SECTION 7.06.  REAL AND PERSONAL PROPERTY - LEASED                                          11

   SECTION 7.07.  EXISTING CONTRACTS                                                           12

   SECTION 7.08.  GOVERNMENTAL LICENSES                                                        12

   SECTION 7.09.  COMPLIANCE WITH LAWS                                                         13

   SECTION 7.10.  NO VIOLATION OF EXISTING AGREEMENTS                                          13

   SECTION 7.11.  LITIGATION AND LEGAL PROCEEDINGS                                             13

   SECTION 7.12.  ENVIRONMENTAL COMPLIANCE                                                     13

   SECTION 7.13.  EMPLOYEES                                                                    14

   SECTION 7.14.  EMPLOYEE BENEFITS                                                            15

   SECTION 7.15.  TAX MATTERS                                                                  16

   SECTION 7.16.  FINANCIAL STATEMENTS                                                         16

   SECTION 7.17.  SUBSCRIBERS/AGENTS                                                           17

   SECTION 7.18.  INSURANCE                                                                    18

   SECTION 7.19.  BROKERS                                                                      18

   SECTION 7.20.  UNDISCLOSED LIABILITIES                                                      18

   SECTION 7.21.  PRICING OF SERVICES                                                          18

   SECTION 7.22. PROPRIETARY RIGHTS                                                            18

   SECTION 7.23. ACCOUNTS RECEIVABLE AND BAD DEBTS                                             18

   SECTION 7.24.  PRODUCT INFORMATION                                                          19

   SECTION 7.25.  CERTAIN BUSINESS RELATIONSHIPS WITH SELLER                                   19

   SECTION 7.26.  YEAR 2000 COMPLIANCE                                                         19

ARTICLE VIII PURCHASER'S REPRESENTATIONS                                                       19

   SECTION 8.01.  ORGANIZATION; QUALIFICATION                                                  19

   SECTION 8.02.  CONSENTS; AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT                 19

   SECTION 8.03.  LITIGATION AND LEGAL PROCEEDINGS                                             19

   SECTION 8.04.  BROKERS                                                                      20

   SECTION 8.05. ACCESS TO FUNDS                                                               20

                                       - ii -

   SECTION 8.06. QUALIFICATIONS TO HOLD FCC AUTHORIZATIONS                                     20

   SECTION 8.07. BANKRUPTCY                                                                    20

ARTICLE IX SELLER'S AND PURCHASER'S COVENANTS                                                  20

   SECTION 9.01.  FINANCIAL STATEMENTS AND CELLULAR SYSTEM INFORMATION                         20

   SECTION 9.02.  GOVERNMENTAL APPROVALS                                                       21

   SECTION 9.03.  THIRD PARTY CONSENTS; CLOSING CONDITIONS                                     21

   SECTION 9.04.  ACCESS                                                                       22

   SECTION 9.05.  CONDUCT OF BUSINESS                                                          23

   SECTION 9.06.  NO SHOPPING                                                                  25

   SECTION 9.07.  EMPLOYEES                                                                    25

   SECTION 9.08.  SUPPLEMENTAL DISCLOSURE                                                      26

   SECTION 9.09.  SELLER'S ACCESS TO RECORDS POST-CLOSING                                      26

   SECTION 9.10. CONSUMMATE TRANSACTION                                                        26

   SECTION 9.11.  PURCHASER NOT TO CONTROL                                                     26

   SECTION 9.12.  RESCISSION                                                                   27

ARTICLE X CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE                              27

   SECTION 10.01.  ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT   27

   SECTION 10.02. RESOLUTIONS                                                                  28

   SECTION 10.03.  INCUMBENCY CERTIFICATE                                                      28

   SECTION 10.04.  THIRD PARTY CONSENTS; FCC; HART-SCOTT ACT                                   28

   SECTION 10.05.  NO MATERIAL ADVERSE CHANGE                                                  28

   SECTION 10.06.  OPINION OF COUNSEL TO SELLER                                                29

   SECTION 10.07.  INTENTIONALLY OMITTED                                                       29

   SECTION 10.08.  CLOSING ESCROW AGREEMENT                                                    29

   SECTION 10.09.  TITLE INSURANCE; ESTOPPEL                                                   29

   SECTION 10.10.  OPERATION OF CELLULAR SYSTEM                                                29

                                       - iii -

ARTICLE XI CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE                                29

   SECTION 11.01.  ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT   29

   SECTION 11.02.  DIRECTORS' RESOLUTIONS                                                      29

   SECTION 11.03.  INCUMBENCY CERTIFICATE                                                      30

   SECTION 11.04.  FCC; HART-SCOTT ACT                                                         30

   SECTION 11.05.  OPINION OF COUNSEL TO PURCHASER                                             30

   SECTION 11.06.  CLOSING ESCROW AGREEMENT                                                    30

   SECTION 11.07.  NO LITIGATION                                                               30

   SECTION 11.08.  PAYMENT OF PURCHASE PRICE                                                   30

ARTICLE XII CASUALTY LOSSES                                                                    30

ARTICLE XIII INDEMNIFICATION                                                                   31

   SECTION 13.01.  INDEMNIFICATION BY SELLER                                                   31

   SECTION 13.02.  INDEMNIFICATION BY PURCHASER                                                32

   SECTION 13.03.  NOTICE OF CLAIMS; DEFENSE OF THIRD PARTY                                    32

   SECTION 13.04.  LIMITATIONS                                                                 33

ARTICLE XIV CONFIDENTIALITY AND PRESS RELEASES                                                 34

   SECTION 14.01.  CONFIDENTIALITY                                                             34

   SECTION 14.02.  PRESS RELEASES                                                              35

   SECTION 14.03.  DISCLOSURES REQUIRED BY LAW                                                 35

ARTICLE XV TERMINATION                                                                         35

   SECTION 15.01.  BREACHES AND DEFAULTS; OPPORTUNITY TO CURE                                  35

   SECTION 15.02.  TERMINATION                                                                 36

ARTICLE XVI BROKERS' FEES                                                                      36

ARTICLE XVII MISCELLANEOUS                                                                     36

   SECTION 17.01.  ADDITIONAL INSTRUMENTS OF TRANSFER                                          37

                                       - iv -

   SECTION 17.02.  NOTICES                                                                     37

   SECTION 17.03.  EXPENSES                                                                    38

   SECTION 17.04.  TRANSFER TAXES                                                              38

   SECTION 17.05.  COLLECTION PROCEDURES                                                       38

   SECTION 17.06.  SPECIFIC PERFORMANCE                                                        39

   SECTION 17.07.  GOVERNING LAW                                                               39

   SECTION 17.08.  ASSIGNMENT                                                                  39

   SECTION 17.09.  SUCCESSORS AND ASSIGNS                                                      39

   SECTION 17.10.  AMENDMENTS; WAIVERS                                                         39

   SECTION 17.11.  ENTIRE AGREEMENT                                                            39

   SECTION 17.12.  COUNTERPARTS                                                                39

   SECTION 17.13.  SEVERABILITY                                                                39

   SECTION 17.14.  SECTION HEADINGS                                                            40

   SECTION 17.15.  INTERPRETATION                                                              40

   SECTION 17.16.  FURTHER ASSURANCES                                                          40

   SECTION 17.17.  THIRD PARTIES                                                               40

   SECTION 17.18.  WAIVER OF JURY                                                              40

                                  DEFINED TERMS

         TERM                                                                   SECTION CITE
         ----                                                                   ------------
         Adjustments                                                            5.05(c)
         Asserting Party                                                        13.03
         Assets                                                                 2.01
         Assumed Contracts                                                      Article III
         Assumption Agreement                                                   4.02
         Assumed Liabilities                                                    Article III
         Audited Historical Financial Statements                                7.16(a)(i)
         Authorizations                                                         7.08
         Balance Sheet Date                                                     7.16(a)(ii)
         Base Price                                                             5.01
         Bill of Sale                                                           4.01
         Breaching Party                                                        15.01
         Business                                                               Recitals
         Capex Adjustment                                                       5.05(c)
         Cellular System                                                        Recitals
         CERCLA                                                                 7.12(b)
         Claims                                                                 Article XII
         Closing                                                                Article VI
         Closing Certificate                                                    5.05(d)
         Closing Date                                                           Article VI
         Closing Escrow Agreement                                               5.03
         Code                                                                   7.14
         Controlled Group Member                                                7.14
         Current Assets                                                         5.05(a)
         Current Financial Statements                                           7.16(a)(ii)
         Current Liabilities                                                    5.05(a)
         Deductible                                                             13.05(a)
         Defending Party                                                        13.03
         Defined Benefit Pension Plan                                           7.14
         Deposit                                                                5.02
         Deposit Escrow Agreement                                               5.02
         Disclosing Party                                                       14.01
         DOJ                                                                    10.04
         Employee Benefit Plans                                                 7.14
         Environmental Laws                                                     7.12(c)
         ERISA                                                                  7.14
         ERISA Affiliate                                                        7.14
         Escrow Agent                                                           5.03
         Escrow Payment                                                         5.03
         Excluded Assets                                                        2.02(a)
         Existing Contracts                                                     7.07
         FCC                                                                    Recitals

                                       - vi -

         FCC Authorizations                                                     Recitals
         Final Order                                                            10.04
         Finality Waiver Notice                                                 10.04
         FTC                                                                    10.04
         GAAP                                                                   5.05(a)
         Hart-Scott Act                                                         9.02(b)
         Hazardous Substances                                                   7.12(b)
         Historical Financial Statements                                        7.16(a)(ii)
         Indemnified Purchaser Parties                                          13.01(a)
         Independent Accountants                                                5.05(d)
         Interest                                                               9.03
         Interim Balance Sheet                                                  7.16(a)(ii)
         Interim Income Statement                                               7.16(a)(ii)
         Interim Financial Statements                                           9.01
         Inventory                                                              5.05(a)
         Liquidated Damages Amount                                              5.02
         Liens                                                                  Article I
         Losses                                                                 13.01(a)
         Material Adverse Effect                                                10.01
         Material Loss                                                          10.01
         Multiemployer Plan                                                     7.14
         Non-Assumed Liabilities                                                Article III
         Non-Breaching Party                                                    15.01
         Nortel Agreement                                                       5.05(a)
         Operating Budget                                                       9.01
         Outside Date                                                           15.02(e)
         Permitted Liens                                                        Article I
         Person                                                                 7.04
         Phase I Assessment                                                     9.05(b)
         Phase II Assessment                                                    9.05(b)
         Purchase Price                                                         5.01
         Purchaser                                                              Introduction
         Purchaser's Estimate                                                   5.05(d)
         RCLA                                                                   7.12(b)
         RCRA                                                                   7.12(b)
         Recipient Party                                                        14.01
         Response Period                                                        5.05(d)
         RSA                                                                    Recitals
         Seller                                                                 Introduction
         Seller's Estimate                                                      5.05(d)
         Special Temporary Authority                                            10.04
         Tax                                                                    7.15
         Third Party Claim                                                      13.03
         Working Capital Adjustment                                             5.05(b)

SCHEDULES

1             Permitted Liens

2.01(a)       Contracts and Licenses

2.01(c)       Tangible Asset List

2.01(d)       Interests in Real Property

2.01(f)       Intangible Personal Property

2.02          Excluded Assets

5.05(c)       Expansion Budget

7.04          Encumbrances

7.05          Real Property-Owned

7.08          Governmental Licenses

7.09          Compliance with Laws

7.10          Consents

7.11          Litigation

7.12          Environmental Compliance

7.13          Employees

7.14          Employee Benefits

7.15          Tax Matters

7.16(a)(i)    Audited Historical Financial Statements

7.16(a)(ii)   Current Financial Statements

7.16(c)       Certain Transactions Since Balance Sheet Date

7.17          Subscribers; Agents

7.18          Insurance

7.21          Pricing of Services

7.23          Accounts Receivable Aging

7.24          Product Information

7.25          Certain Business Relationships

9.01          Operating Budget

9.03          Form of Consent Letter

EXHIBITS

A.            Bill of Sale

B.            Assumption Agreement

C.            Deposit Escrow Agreement

D.            Closing Escrow Agreement

E.            Opinion of Corporate and FCC Counsel for Seller

F.            Opinion of Counsel for Purchaser

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into as of the 14th day of December, 1999, by and between LAKE HURON CELLULAR CORP., a Delaware corporation ("Seller"), and DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("Purchaser").

                                 R E C I T A L S

         WHEREAS, Seller owns all right, title and interest in certain cellular and microwave licenses (the "FCC Authorizations") granted by the Federal Communications Commission (the "FCC") to provide non-wireless cellular radio telephone service in the Michigan 10 - Tuscola Rural Service Area (the "RSA") Market No. 481 (the "Cellular System");

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, substantially all of the assets and rights of Seller relating to the ownership and operation of the Cellular System (the "Business"), all subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Seller at the Closing, all of Seller's right, title and interest in and to the Assets (as defined in Section 2.01 hereof), free and clear of all debts, liabilities, obligations, taxes, other than Assumed Liabilities, and free and clear of all security interests, liens, pledges, charges, rights of third parties and encumbrances of every kind (collectively, "Liens") other than Permitted Liens. As used herein, the term "Permitted Liens" means (i) any Lien for taxes and assessments not yet past due or otherwise being contested in good faith and for which appropriate reserves have been established and are taken into account in the Working Capital Adjustment, (ii) any Lien affecting real property that does not secure a monetary obligation and which does not materially interfere with the use by Seller of the property subject thereto or affected thereby (including any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar Liens), (iii) any Lien arising out of deposits made to secure leases or other obligations of like nature arising in the ordinary course of business, including materialman's and workman's liens created by operation of law in the ordinary course of Seller's Business (provided that the holder of such Lien has not taken any action to perfect, record or otherwise enforce such Lien), (iv) any Lien provided for in any contract or lease listed on the disclosure schedules hereto and not related to any indebtedness for borrowed money and for which Seller has not granted a security interest in any of its Assets to the other party or parties thereto, (v) as to leaseholds, interests of the lessors thereof and Liens affecting interests of such lessors and (vi) any Lien set forth on SCHEDULE 1 attached hereto.

                                   ARTICLE II
                     DESCRIPTION OF ASSETS; EXCLUDED ASSETS

         SECTION 2.01. ASSETS. The assets to be conveyed to Purchaser shall include all real and personal tangible and intangible assets, properties and rights owned by Seller, of whatever description, used in, held for use or relating to the ownership or operation of the Business, including all property and rights acquired or obtained by Seller from the date hereof through the date of Closing, except assets excluded pursuant to Section 2.02 hereof (collectively, the "Assets"). Such Assets shall be free and clear of all Liens other than Permitted Liens as of the Closing. Such Assets shall include, without limitation:

                  (a) All licenses (including the FCC Authorizations), leases, agreements, trademark licenses, permits, consents, revenue sharing agreements, agreements for the reception or transmission of signals by microwave; all easements, appurtenances, rights-of-way and construction permits, if any, related to the Business; all right, title and interest, if any, in and to all streets, roads and public places, open or proposed; all agreements between Seller and any suppliers, cellular telephone service companies and subscribers, and all other similar rights and agreements (including roaming and interconnection agreements), including all applications therefor, which in any way may relate to or concern the operation by Seller of the Business, all of which items are more particularly set forth on SCHEDULE 2.01(a) attached hereto.

                  (b) All of Seller's files of correspondence, lists, records and reports concerning (i) customers and prospective customers of the Business and (ii) all dealings with Federal, state and local regulatory agencies with respect to the Business, including, but not limited to, all reports filed by or on behalf of Seller with the FCC.

                  (c) All of Seller's right, title and interest in and to towers, tower equipment, antennas, switching and cell site equipment and buildings, construction in progress, microwave equipment, machinery, testing equipment, motor vehicles, office equipment, computers and related software, furniture and fixtures, supplies, inventory, spare parts, and other physical assets, used in or relating to the Business, and all modifications, additions, restorations or replacements of the whole or any part thereof.

                  (d) All real property, leaseholds and other interests in real property of Seller used in or relating to the Business, as are described on SCHEDULE 2.01(d) attached hereto.

                  (e) All of Seller's right, title and interest to engineering records, files, data, drawings, blueprints, schematics, maps, reports, lists and plans and processes used or intended for use in connection with the Business.

                  (f) All right, title and interest to intangible personal property used in or relating to the Business, including all rights, patents and copyrights used by Seller, and all of the rights of Seller associated therewith (including any and all applications, registrations, extensions and renewals thereof), and such rights, patents and copyrights as are described on SCHEDULE 2.01(f) attached hereto.

                  (g) All of Seller's right, title and interest in and to communications towers, buildings, fixtures and other improvements including, without limitation, all electrical, mechanical, plumbing and other building systems, security and surveillance systems and wiring and cable installations located on the property leased by Seller for use in, held for use or relating to the Business or Assets.

                  (h) All prepayments and prepaid expenses related to the Business or Assets.

                  (i) All claims, causes of action, rights of recovery and rights of set-off of any kind related to the Business or Assets.

                  (j) The right to receive and retain mail, accounts receivable payments and other communications related to the Business or Assets.

                  (k) The right to bill and receive payment for products shipped or delivered and/or services performed, but unbilled or unpaid as of the Closing, related to the Business or Assets.

                  (l) All advertising, marketing and promotional materials and all other related printing or written materials related to the Business or Assets..

                  (m) All notes receivable and accounts receivable (including subscriber receivables and roaming revenue receivables) related to the Business or Assets..

                  (n) All goodwill as an ongoing Business.

                  (o) Any assets of the type described above which are acquired after the date hereof but prior to the Closing.

         SECTION 2.02. EXCLUDED ASSETS. (a) The properties and assets described in SCHEDULE 2.02 attached hereto and in Section 2.02(b) of this Agreement which relate to the Business shall not be included in the Assets, shall be retained by Seller and shall not be sold, assigned or transferred to Purchaser (the "Excluded Assets").

                  (b) Anything in this Agreement to the contrary notwithstanding, the Assets sold to the Purchaser pursuant to the terms of this Agreement shall not include the Seller's corporate records, books of account, cash, bank deposits and cash equivalents at the time of the Closing.

                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

         At Closing, Purchaser shall assume and agree to perform and discharge, to the extent not previously performed or discharged as of the Closing, the following : (i) all obligations of Seller which accrue and are to be performed from and after the Closing, under those permits, authorizations, licenses, leases, rights of way, easements and other agreements set forth on SCHEDULES 2.01(a) AND (d) attached hereto or those agreements of a non-material nature which are not required by this Agreement to be disclosed on SCHEDULES 2.01(a) AND (d); (ii) all other obligations of Seller entered into during the period from the date hereof to the Closing by Seller in the ordinary course of its Business in accordance with the provisions of Section 9.05 below or that were identified to and consented by Purchaser (all of such permits, authorizations, licenses, leases, rights of way, easements and other agreements referred to in items (i) and (ii) being referred to hereinafter as the "Assumed Contracts"); and (iii) all "Current Liabilities" (as defined in Section 5.05(a) hereof), but only if and to the extent that Purchaser receives a credit for such Current Liabilities against the Purchase Price (in accordance with Section 5.05 hereof) at the Closing (such items (i) through (iii) are collectively referred to herein as the "Assumed Liabilities"). Unless otherwise expressly agreed to herein, Purchaser shall not be liable for any liabilities, debts, contracts, agreements, including, without limitation, any environmental liabilities related to or arising from Seller's ownership, operation or control of the Assets, the Cellular System or the Business (including with respect to Seller's interests in owned or leased real property) for the period prior to the Closing or any contracts or agreements set forth on SCHEDULE 2.02, or other obligations of Seller of any nature whatsoever other than the Assumed Liabilities (such other liabilities, debts, contracts, agreements or obligations of Seller other than the Assumed Liabilities being referred to as the "Non-Assumed Liabilities").

                                   ARTICLE IV
                             INSTRUMENTS OF TRANSFER
                                 AND ASSUMPTION

         SECTION 4.01. TRANSFER DOCUMENTS. At the Closing, Seller will deliver to Purchaser (a) one or more Bills of Sale substantially in the form attached hereto as EXHIBIT A (a "Bill of Sale"), (b) all such other good and sufficient instruments of sale, transfer and conveyance, including, without limitation, warranty deeds and assignments of leases, in such form and including such matters as Purchaser shall reasonably request and as shall be reasonably acceptable to Seller, as shall be effective to vest in Purchaser all of Seller's right and title to, and interest in, the Assets; and (c) all Assumed Contracts, books and records (except as otherwise provided in Section
2.02 hereof) and other instruments or materials included in the Assets.

         SECTION 4.02. ASSUMPTION DOCUMENTS. At the Closing, Purchaser and Seller will execute and deliver an Assumption Agreement substantially in the form attached hereto as EXHIBIT B (the "Assumption Agreement") in order to effect the assumption of the Assumed Liabilities by Purchaser.

                                    ARTICLE V

                           PURCHASE PRICE; ALLOCATION

         SECTION 5.01. PURCHASE PRICE. The total purchase price for the Assets shall be Thirty-Four Million Dollars ($34,000,000) (the "Base Price") in immediately-available U.S. funds, as adjusted in accordance with the provisions of Section 5.05 hereof (as adjusted, the "Purchase Price").

         SECTION 5.02. DEPOSIT. Simultaneously with the execution of this Agreement, Purchaser is depositing a good faith deposit of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) in immediately-available U.S. funds (the "Deposit") with Chase Manhattan Trust Company, National Association (the "Escrow Agent"), to be held, invested and disbursed pursuant to the terms of the Deposit Escrow Agreement substantially in the form of EXHIBIT C attached hereto (the "Deposit Escrow Agreement"). If the Closing occurs, then the Deposit and all earnings on the Deposit shall be paid to Seller pursuant to the Deposit Escrow Agreement and the full amount of the Deposit and the earnings thereon shall be credited against and deducted from the Purchase Price to be paid at the Closing by Purchaser for the Assets. If Seller terminates this Agreement in accordance with the provisions of Section 15.02(d), at the time of such termination Seller is not then in breach of any of its representations, warranties, covenants or agreements and the conditions set forth in Sections 10.04 and 10.05 shall have been satisfied, then Seller shall be entitled to the Deposit as liquidated damages (the "Liquidated Damages Amount") without the necessity for proof by Seller of actual damages. The parties agree that the Liquidated Damages Amount is a fair and reasonable measure of the damages that Seller would sustain as a result of such termination. Notwithstanding anything else set forth in this Agreement, but subject to the terms and conditions set forth in this Section 5.02, Seller's sole and exclusive recourse for Purchaser's breach prior to Closing of its representations or obligations under this Agreement shall only be to receive an amount up to Two Million Three Hundred Fifty Thousand Dollars ($2,350,000). In any other case if the Closing does not occur, then, pursuant to the Deposit Escrow Agreement, the Deposit and all earnings thereon shall be paid to Purchaser. All determinations of satisfaction of conditions, and all payments by the Deposit Escrow Agent, shall be made in accordance with he procedures and other provisions set forth in the Deposit Escrow Agreement.

         SECTION 5.03. PAYMENT OF PURCHASE PRICE. The Purchase Price less the Deposit and all earnings thereon and less an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Escrow Payment"), shall be payable by wire transfer of immediately-available U.S. funds to Seller at Closing. The Escrow Payment shall be paid by the Purchaser at Closing to the Escrow Agent to be held, invested and disbursed pursuant to the terms of the Closing Escrow Agreement substantially in the form of EXHIBIT D attached hereto (the "Closing Escrow Agreement").

         SECTION 5.04. ALLOCATION OF PURCHASE PRICE. Prior to the Closing, Purchaser and Seller in good faith shall each use their respective commercially reasonable efforts to agree on an allocation of the Purchase Price and the Assumed Liabilities in accordance with the respective fair market value of the Assets being purchased and as provided for under Section 1060 of the Code. Purchaser and Seller each further agree to file their income tax returns and their other tax returns and IRS Form 8594 reflecting the allocation as determined in this Section 5.03 unless otherwise required by applicable legal requirements. If no agreement on an allocation of the Purchase Price with respect to the Assets is reached prior to Closing, such allocation of the Purchase Price to the Assets shall be determined by a nationally recognized appraisal firm mutually agreeable to Seller and Purchaser and the costs of such appraisal shall be borne equally by Seller and Purchaser. The designated appraisal firm shall make the required determination and notify the Seller and Purchaser within sixty (60) days after final resolution of the Working Capital Adjustment.

         SECTION 5.05.  PURCHASE PRICE ADJUSTMENTS.

         (a) As used in this Section 5.05, the following terms shall have the meaning set forth below:

         "CURRENT ASSETS" means the Cellular System's (i) roaming receivables and subscriber accounts receivable that are current to less than 91 days past due, net of a reserve for bad debts equal to the sum of the following amounts: zero percent (0%) of such accounts receivable that are not past due or that are thirty (30) or fewer days past due, fifteen percent (15%) of such accounts receivable that are more than thirty (30) but less than sixty-one
(61) days past due and fifty percent (50%) of such accounts receivable that are more than sixty (60) but less than ninety-one (91) days past due; (ii) inventory of cellular telephone handsets and ancillary equipment held for sale to subscribers and which are reasonably to be expected based on past practices to be consumed in the normal course of business within six months after the Closing, reflected at net book value (the "Inventory"); provided in no event shall the net book value of the Inventory used to determine Current Assets exceed $150,000; and (iii) prepaid items which Purchaser will receive the benefit of after the Closing such as prepaid rent, property taxes, utility charges, fees and deposits paid, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP.

         "CURRENT LIABILITIES" means the Cellular System's (i) subscriber deposits received, (ii) deferred revenue, (iii) employee vacation and sick pay expense (whether or not to be paid or for previously-accrued time actually taken after Closing), (iv) to the extent not paid by Seller prior to Closing, employee salaries, bonuses, fringe benefits and other remuneration payable to employees to be hired by Purchaser, (v) other trade payables and accrued expenses of the Cellular System incurred in the normal course of business, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP.

         "GAAP" means generally accepted accounting principles consistently applied.

         "NORTEL AGREEMENT" means the Master Purchase Agreement dated August 11, 1999 between Nortel Networks, Inc. and Seller, a true, accurate and complete copy of which, certified by the Secretary of Seller, has been delivered to Purchaser on the date hereof.

         (b) The Base Price shall be increased (or decreased) by the amount by which Current Assets exceeds (or is less than) Current Liabilities as of the Closing Date (the "Working Capital Adjustment").

         (c) In addition to the adjustment required by Section 5.05(b) the Base Price shall also be increased by the amount equal to the capital expenditures made by Seller pursuant to (i) its obligations under the Nortel Agreement, and
(ii) the cell site expansion at Peck, Deckerville and Mayville and upgrades from cell extenders at the Lexington, Port Austin and Harbor Beach cell sites all made in accordance with the Expansion Budget provided by Seller to Purchaser and attached hereto as SCHEDULE 5.05(c) (collectively, the "Capex Adjustment", which together with the Working Capital Adjustment are hereinafter collectively referred to as the "Adjustments"). Notwithstanding the foregoing provisions in this Section 5.05(c), the Capex Adjustment shall not exceed $3,910,000.

         (d) Seller shall prepare and submit to Purchaser, not later than five
(5) business days prior to the Closing Date, a written good faith estimate of the amount of the Adjustments and Seller's estimate of the Purchase Price resulting from the Adjustments ("Seller's Estimate"). Seller's Estimate shall be accompanied by supporting documents, work papers, subscriber records and other data supporting the Adjustments and Seller's Estimate reasonably satisfactory to Purchaser. The Seller's Estimate shall be based upon the books and records of the Cellular System. The Seller's Estimate shall be accompanied by a certificate signed by the President or Chief Financial Officer of Seller certifying that Seller's Estimate was calculated in good faith and in accordance with the provisions of this Section 5.05. After the delivery of Seller's Estimate and prior to the Closing, Purchaser and Seller shall attempt to resolve any disputes between Seller and Purchaser with respect to Seller's proposed Adjustments. In connection therewith, Purchaser shall have full access to all Seller's records related to Seller's proposed Adjustments. Prior to Closing, Purchaser shall advise Seller in writing as to any dispute Purchaser has with Seller's Estimate and provide Seller with Purchaser's calculation of the Adjustments and the Purchase Price, accompanied by a certificate signed by the President or Chief Financial Officer of Purchaser certifying that Purchaser's calculation was made in good faith and shall be accompanied by supporting documents and information, to the extent the same is available to Purchaser ("Purchaser's Estimate"). In the event Purchaser's Estimate of the Purchase Price is less than $50,000 less than Seller's Estimate, the Closing shall proceed with the Purchase Price based upon Seller's Estimate. In the event the Purchaser's Estimate of the Purchase Price is more than $50,000 less than Seller's Estimate, then the mid-point between Seller's Estimate and Purchaser's Estimate shall be used as the Purchase Price for purposes of Closing.

         Within ninety (90) days after the Closing Date, Purchaser shall deliver to Seller a certificate (the "Closing Certificate") signed by the President or Chief Financial Officer of Purchaser providing a compilation of the Adjustments to be made pursuant to this Section 5.05, including any changes in the Adjustments used to determine the Purchase Price at Closing, together with a copy of any supporting documents, work papers, subscriber records and other data relating to such Closing Certificate and such other supporting evidence as Seller may reasonably request either prior to or after delivery thereof, which supporting evidence Purchaser shall provide within ten (10) days after receipt of any such request. If Seller shall conclude that the Closing Certificate does not accurately reflect the Adjustments to be made to the Base Price in accordance with this Section 5.05, Seller shall, within thirty (30) days after its receipt of the Closing Certificate (such thirty (30)-day period being referred to as the "Response Period"), deliver to Purchaser a written statement of any discrepancies believed to exist. If Seller fails to so notify Purchaser of any discrepancies, then the calculation of the Purchase Price set forth in the Purchaser's Closing Certificate shall be controlling for all purposes hereof and Purchaser or Seller, as the case may be, shall on or before the fifth business day following the expiration of the Response Period pay to the other any amount which it is obligated to pay in accordance with the Closing Certificate. On or before the fifth business day following the earlier to occur of the expiration of the Response Period and the date Purchaser receives Seller's statement of discrepancies, Purchaser or Seller, as the case may be, shall pay the other the amount, if any, as to which there is no discrepancy. Purchaser and Seller shall use good faith efforts to jointly resolve their discrepancies within fifteen
(15) days of Purchaser's receipt of Seller's written statement of discrepancies, which resolution, if achieved, shall be binding upon the parties and not subject to further dispute or review. In the event Purchaser and Seller are unable to resolve their differences within such fifteen (15) day period, then either party may request that the matter be resolved by a major national independent accounting firm which does not provide services to Purchaser, Seller or any of their subsidiaries or affiliates. (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the parties shall furnish, at its own expense, the Independent Accountants and the other party with such documents and information as the Independent Accountants may reasonably request. Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The Independent Accountants may conduct a conference concerning the disagreements between Seller and Purchaser at which conference each party shall have the right to present additional documents, material and other evidence and to have present its advisors, accountants and counsel. The Independent Accountants shall render a decision on the issues presented not later than thirty (30) days after submission of the dispute, and such decision shall be final and binding on the parties. The fees and expenses of the Independent Accountants shall be divided equally between Purchaser and Seller. Within five (5) days of receipt of the Independent Accountants' decision with respect to such dispute, if Purchaser is determined to owe an amount to Seller, Purchaser shall pay such amount thereof to Seller, and if Seller is determined to owe an amount to Purchaser, Seller shall pay such amount thereof to Purchaser. All amounts owed by Purchaser or Seller to the other in accordance with this Section 5.05(d) shall be paid by wire transfer of immediately-available U.S. funds and shall not bear any interest. Any amount due Purchaser from Seller under this Section 5.05 and not paid when due may also be paid from the funds held pursuant to the Closing Escrow Agreement.


                                   ARTICLE VI
                                     CLOSING

         Subject to the terms and conditions hereof, the parties hereby covenant and agree that the closing (the "Closing") shall take place at the offices of Edwards & Angell, LLP, 2800 Bank Boston Plaza, Providence, Rhode Island 02903, or at such other place as may be mutually agreed upon by the parties, on the date (the "Closing Date") which is the latest of (a) the tenth (10th) day after the date that (i) the FCC order granting its consent to the assignment of the FCC Authorizations from Seller to the Purchaser by a Final Order (as defined in Section 10.04) or (ii) if applicable, Seller receives from Purchaser the Finality Waiver Notice (as defined in Section 10.04); (b) the tenth (10th) day after the expiration or early termination of the waiting period under the Hart-Scott Act; or (c) January 31, 2000; PROVIDED, HOWEVER, that if such latest date is not a business day, the Closing Date shall be the next following business day. The Closing shall be effective as of 12:01 a.m. on the Closing Date. At Closing, each party shall deliver or cause to be delivered to the other party the instruments of transfer and assumption referenced in Article IV of this Agreement and the other deliveries required by Article X (for Seller) and
Article XI (for Purchaser) of this Agreement, and Purchaser shall deliver by wire transfer of immediately available U.S. funds, to one or more bank accounts as specified by Seller in wire transfer instructions to be delivered to Purchaser at least two (2) business days prior to the Closing Date, the Purchase Price required pursuant to Section 5.03.

                                   ARTICLE VII
                            SELLER'S REPRESENTATIONS

         Seller hereby represents and warrants that:

         SECTION 7.01. ORGANIZATION, QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has all necessary power and authority to own and operate its properties and to carry on its Business as now being conducted or proposed to be conducted and to carry out the transactions contemplated by this Agreement. Seller has the full power and authority to execute and deliver and, subject to obtaining the FCC's approval to assign the FCC Authorizations and the other governmental and third-party consents referred to in Section 10.04, perform its obligations under this Agreement and to undertake the transactions contemplated hereby. Seller is duly qualified to conduct business as a foreign corporation in all jurisdictions for which failure to so qualify would have a Material Adverse Effect (as defined below).

         SECTION 7.02. CONSENTS, AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT. All necessary consents and approvals have been obtained by Seller for the execution and delivery of this Agreement. The execution, delivery and performance of this Agreement by Seller and the transfer of the Assets to Purchaser have been duly and validly authorized and approved by all necessary corporate and stockholder action of Seller. This Agreement is a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

         SECTION 7.03. SUBSIDIARIES AND INTERESTS IN OTHER COMPANIES. Seller has no subsidiaries, and does not own or control any shares or other securities of, or have any other proprietary interest in, any corporation, partnership, limited liability company, joint venture, business association or other person.

         SECTION 7.04. TITLE TO ASSETS; CONDITION OF ASSETS. Seller has, and will convey to Purchaser at Closing, good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. All Liens in effect on the date hereof which are to be discharged at

Closing are listed on SCHEDULE 7.04 hereto. The tangible property included among the Assets is in good working order and repair, reasonable wear and tear excepted. The Assets constitute all of the assets which are reasonably necessary, used or useful in the operation of the Business as it is currently being conducted by Seller, other than the Excluded Assets. Except as disclosed on SCHEDULE 7.25, no officer, director, stockholder or employee of Seller or any other individual, partnership, corporation, limited liability company, person or entity (a "Person") other than the Seller owns, leases or has any rights in any property, license or other assets related to the Business, other than the Excluded Assets. Except for factors typically affecting signal propagation and reception in the cellular telephone industry generally, the tangible property included in the Assets are technically sufficient and capable of providing cellular telephone service throughout Seller's established cellular geographic service area in accordance with applicable FCC regulations, except as set forth on SCHEDULE 7.08. All of the buildings, towers, transmitters, antenna, fixtures and improvements owned by Seller and, to Seller's knowledge, leased by Seller which are part of the Assets (i) comply with applicable zoning laws and the building, health, fire and environmental protection codes of all applicable governmental jurisdictions, (ii) have no structural defects and (iii) do not require any repair other than routine maintenance and the repair of ordinary wear and tear.

            SECTION 7.05. REAL PROPERTY - OWNED. SCHEDULE 7.05 sets forth (i) an accurate legal description, (ii) the street address and (iii) a description of the use of each parcel of real property owned by Seller which are included in the Assets. With respect to each such parcel of owned real property:

                  (a) Seller has (and will deliver to Purchaser at Closing) good and marketable title to the parcel of owned real property, free and clear of any Liens other than Permitted Liens;

                  (b) there are no pending or, to Seller's knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the owned real property or other matters affecting adversely the current use, occupancy, or value thereof;

                  (c) the fixtures, towers and other improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the owned real property is not located within any flood plain or subject to any similar type restriction for which any Authorizations necessary to the use thereof have not been obtained;

                  (d) except as disclosed on Schedule 7.05(d) there are no outstanding leases, subleases, licenses, concessions, or other contracts, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of owned real property;

                  (e) there are no outstanding options or rights of first refusal to purchase the parcel of owned real property, or any portion thereof or interest therein;

                  (f) there are no parties (other than Seller) in possession of the parcel of owned real property, other than tenants under any leases disclosed in SCHEDULE 7.05 who are in possession of space to which they are entitled;

                  (g) all fixtures, towers and other improvements located on the parcel of owned real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws and are provided via public roads or via a permanent irrevocable, appurtenant easement benefiting the parcel of owned real property; and

                  (h) each parcel of owned real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of owned real property.

         SECTION 7.06. REAL AND PERSONAL PROPERTY - LEASED. Set forth on
SCHEDULE 2.01(d) (in the case of real property) and SCHEDULE 2.01(a) (in the case of personal property), are true and accurate listings of all real and personal property leases to which Seller is a party (other than personal property leases with annual payments of less than $5,000 and which leases, together with the other contracts and agreements (other than real property leases) not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $50,000 or which are terminable without penalty on one month or less notice) setting forth (i) the name of the lessor and (ii) with respect to the real property leases, the legal description of the property leased. Except as set forth on SCHEDULE 2.01(d) (in the case of leased real property) and SCHEDULE 2.01(a) (in the case of leased personal property), all of the leases set forth on such Schedules (i) are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, (ii) Seller has paid all accrued and currently payable rents and other payments required by such leases, (iii) Seller and, to Seller's knowledge, each other party thereto have complied with all their respective covenants and provisions of such leases, (iv) neither Seller nor, to Seller's knowledge, any other party is in default in any respect under any such leases,
(v) no party has asserted any defense, set off, or counterclaim thereunder, (vi) no waiver, indulgence or postponement of any obligations thereunder has been granted by any party, and (vii) the validity or enforceability of any such lease will be in no way affected by the sale of the Assets to Purchaser provided all required consents have been obtained from the other parties to such lease.

         SECTION 7.07. EXISTING CONTRACTS. SCHEDULES 2.01(a) AND (d) hereto set forth all contracts, commitments and agreements in effect on the date hereof with Seller's subscribers (other than standard subscriber agreements for cellular service), all leases (other than personal property leases with annual payments of less than $5,000 and which leases, together with the other contracts and agreements not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $50,000 or which are terminable without penalty on one month or less notice) to which Seller is a party, and all other contracts, commitments and agreements (other than agreements with annual payments of less than $5,000 and which agreements, together with the other leases and contracts not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $50,000 or which are terminable without penalty on one month or less notice) or commitments (written or oral) to which Seller is a party and which contracts, commitments, agreements and leases relate to the ownership of the Assets or the operation of the Business (the "Existing Contracts") except for the contracts, leases, commitments and agreements included among the Non-Assumed Liabilities (the "Excluded Contracts"). Except as disclosed on SCHEDULE 7.25, no officer, director or employee of Seller or any Person (other than Seller) controlling, controlled by or affiliated with a family member of any such officer, director or employee has any contractual relationship relating to the ownership or operation of the Business. Seller has heretofore delivered to Purchaser true and correct copies of the Existing Contracts. Except as disclosed on SCHEDULES 2.01(a) AND (d), Seller has no knowledge of any breach or anticipated breach by the other parties to any Existing Contracts. The Existing Contracts are in full force and effect and Seller is in compliance with its obligations under such Existing Contracts. Except for the Existing Contracts and the Excluded Contracts, Seller has not entered into any other contract, commitment or agreement (other than agreements with annual payments of less than $5,000 and which agreements, together with the other personal property leases and contracts not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $50,000 or which are terminable without penalty on one month or less notice) relating to the ownership of the Assets or the operation of the Business, including, but not limited to, rights-of-way, rights of entry, licenses, easements, leases, or guaranty agreements. There are no claims by third parties that Seller is required to enter into other agreements either to enable it to continue to own the Assets or to operate the Business as it is presently being operated.

         SECTION 7.08. GOVERNMENTAL LICENSES. Except as set forth on SCHEDULE 7.08, Seller holds all licenses, consents, permits, approvals and authorizations of public and governmental bodies including, without limitation, those issued by the FCC and the state, counties and municipalities served by the Business, which are required in connection with the ownership of the Assets or the operation of the Business (collectively referred to as the "Authorizations"). All Authorizations are in full force and effect. Seller has complied with the terms of the Authorizations which it holds and there are no pending modifications, amendments or revocations of the Authorizations which would adversely affect the ownership of the Assets or the operation of the Business. Except as set forth on
SCHEDULE 7.08, all fees due and payable from Seller to governmental authorities pursuant to the Authorizations have been paid. Except as set forth on SCHEDULE 7.08, all reports required of Seller to be filed in connection with the Authorizations have been timely filed and are accurate and complete. Except as set forth on SCHEDULE 7.08, the Seller does not conduct any microwave operations on frequencies that are subject to relocation under the FCC's rules. True and correct copies of the Authorizations, and all amendments thereto to the date hereof, have been delivered by Seller to Purchaser and are identified on SCHEDULE 2.01(a) hereto. The Seller has neither engaged in any course of conduct that could reasonably be expected to impair the ability of Purchaser or its subsidiaries to be the holder of the Authorizations nor is aware of any reason why the Authorizations might not be renewed in the ordinary course, why any of the Authorizations might be revoked, or why any pending applications or notifications might not be approved. The ownership of the Assets and the operation of the Business by Seller are not currently subject to regulation or supervision by the Michigan Public Service Commission or other similar state governmental instrumentality.

         SECTION 7.09. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 7.09, Seller is currently complying with, and to Seller's knowledge, has previously complied with, and is not in default under or in violation of, and neither the Business nor any of the Assets nor the current operation or maintenance thereof, contravenes any statute, law (including employment laws but excluding environmental laws), ordinance, decree, order, rule, regulation of any governmental body applicable to the Assets or the Business, including, without limitation, the rules and regulations of the FCC.

         SECTION 7.10. NO VIOLATION OF EXISTING AGREEMENTS. Subject to the consents for the Existing Contracts identified in SCHEDULE 7.10, the execution, delivery and performance of this Agreement by Seller and Seller's transfer of the Assets to Purchaser (i) will not violate any provisions of any law (ii) will not, with or without the giving of notice or the passage of time, or both, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under any Existing Contracts, and (iii) will not result in the creation of any Lien upon the Assets or the Business other than Permitted Liens.

         SECTION 7.11. LITIGATION AND LEGAL PROCEEDINGS. Except as set forth on
SCHEDULE 7.11, there is no outstanding judgment against Seller or any director, officer or stockholder of Seller affecting the Business or the Assets or which questions the validity of any action taken or to be taken by Seller pursuant to or in connection with the provisions of this Agreement and there is no litigation, proceeding or investigation pending, or, to Seller's knowledge, threatened, against Seller or any director, officer or stockholder of Seller affecting the Business or the Assets or which questions the validity of any action taken or to be taken by Seller pursuant to or in connection with the provisions of this Agreement. Except as set forth on SCHEDULE 7.11, there are no proceedings pending to which Seller or any director, officer or stockholder of Seller is a party or, to Seller's knowledge, threatened, nor has Seller received written notice of any demands by any governmental agency, utility or other party, to terminate, modify or adversely change the terms and conditions of Seller's rights with respect to the Authorizations or Existing Contracts.

         SECTION 7.12. ENVIRONMENTAL COMPLIANCE. (a) Except as set forth on
SCHEDULE 7.12 hereto, (i) Seller has not generated, used, transported, treated, stored, released or disposed of, or suffered or knowingly permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as hereinafter defined) with respect to the Assets or the Business in violation of any applicable Environmental Laws (as hereinafter defined); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any

Hazardous Substance in connection with Seller's or, to Seller's knowledge, its predecessors' ownership or use of the Assets, the conduct of the Business or, to Seller's knowledge, on, in or under any property or facility used, owned or leased by Seller or, to Seller's knowledge any adjacent properties or facilities, which has created or might reasonably be expected to create, to Seller's knowledge any liability under any applicable Environmental Laws or which would require reporting to or notification of any governmental entity;
(iii) to Seller's knowledge, no friable asbestos or polychlorinated biphenyl, and no underground storage tank, is contained in or located on or under any property or facility owned, used or leased by Seller; and (iv) any Hazardous Substance handled or dealt with by Seller in any way with respect to the Assets or the Business , or during Seller's ownership or use of the Assets or the Business, has been and is being handled or dealt with in compliance with all Environmental Laws.

                  (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean any substance which, as of the date of this Agreement, is listed as hazardous or toxic in the regulations implementing the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Response Compensation and Liability Act ("RCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), or is, as of the date of this Agreement, listed as a hazardous substance under any applicable state environmental law, or any substance which, as of the date of this Agreement, has been determined by regulation, ruling or otherwise by any agency or court to be a hazardous or toxic substance regulated under federal or state law, and shall include petroleum and petroleum products.


                  (c) For purposes of this Agreement, the term "Environmental Laws" shall mean CERCLA, RCRA, RCLA and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including but not limited to those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         SECTION 7.13. EMPLOYEES. SCHEDULE 7.13 sets forth a true and complete list of the names and current salaries of all employees of Seller involved in the operation of the Business. Such employees are employees at will. Seller has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes for failure to comply with any of the foregoing.
SCHEDULE 7.13 sets forth the only collective bargaining agreements covering any of the employees of Seller. The Seller has not breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to Seller's knowledge, threatened or anticipated, and, there is no factual basis for any (a) employment discrimination (including age, sex, racial or handicap discrimination) charges or complaints against or involving Seller, before any federal, state, or local board, department, commission or agency or
(b) unfair labor practice charges or complaints, disputes or grievances affecting Seller. There are no pending or, to Seller's knowledge, threatened or anticipated strikes, slow downs, work stoppages or lockouts affecting Seller's Business.

         SECTION 7.14. EMPLOYEE BENEFITS. Except as set forth on SCHEDULE 7.14 attached hereto, Seller has no pension plan, profit sharing plan, deferred compensation plan, stock option or stock bonus plan, saving plan, or other benefit plan, policy, practice, or procedure or contract concerning employee benefits or fringe benefits of any kind (collectively, "Employee Benefit Plans"), whether or not governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth on SCHEDULE 7.14, Seller is not a party to any employment contract. No officer, director or employee of Seller participates or is eligible to participate in a "defined benefit pension plan" as defined in Section 3(35) of ERISA, maintained or made available by Seller. Neither Seller nor any Controlled Group Member maintains or contributes to, or ever maintained or contributed to, a plan under which any employee of Seller participates or is eligible to participate subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Controlled Group Member" means any trade or business (whether or not incorporated) which is, or was at any relevant time, aggregated with the Seller pursuant to Section 414(b), (c), (m) or (o) of the Code. Neither Seller nor any ERISA Affiliate has participated in or made contributions to any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA. The term "ERISA Affiliate" means each trade or business (whether or not incorporated) which is, or was at any relevant time, treated as a single employer with Seller pursuant to Section 4001(b)(1) of ERISA. Seller has furnished Purchaser with true, complete and accurate copies of all Employee Benefit Plans and related trust agreements as in effect on the date hereof, all summary plan descriptions, and the latest annual reports filed with the Department of Labor or the Internal Revenue Service (the "IRS").

         Each of the Employee Benefit Plans listed on SCHEDULE 7.14 is in compliance with all applicable requirements of ERISA, the Code, and other applicable law. Each of the said Employee Benefit Plans has been administered in accordance with its terms and with applicable legal requirements. All "employee pension plans" (within the meaning of Section 3(2) of ERISA) have been determined by the IRS to be qualified under Section 401(a) of the Code, and no action or proceeding has been instituted or threatened which would affect the qualification of any pension plan of Seller. No unfunded liabilities, based upon the Pension Benefit Guarantee Corporation (the "PBGC") rates currently in effect for plan terminations, exist with respect to any Employee Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). There has not been any reportable event with respect to any pension plan of Seller. Seller has not engaged in a "prohibited transaction" or breach of fiduciary responsibility with respect to any Employee Benefit Plan which could subject Purchaser or any affiliate of Purchaser to a penalty tax or other liability under ERISA or the Code. Neither Seller nor any Affiliate of Seller has ever incurred any liability under Title IV of ERISA to the PBGC or to a multi-employer pension plan.

         SECTION 7.15. TAX MATTERS. Except as set forth on SCHEDULE 7.15 attached hereto: (a) Seller has timely filed all Tax (as defined below) returns and statements which it is required to file; (b) all such returns are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby; (c) Seller has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency; (d) no assessment of any additional Taxes for periods for which returns have been filed has been asserted and no basis exists therefor; (e) to Seller's knowledge, there are no unresolved questions or claims raised by any taxing authority concerning the Tax liability of Seller; and (f) all Taxes which Seller is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid. Seller has paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Closing Date. For purposes of this Section 7.15, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts and other assessments including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, stamp duties, fees, assessments or similar charges in the nature of a tax, together with any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

         SECTION 7.16.  FINANCIAL STATEMENTS.

         (a) The Purchaser has heretofore been furnished with the following:

                  (i) true and complete copies of the audited balance sheets of Seller as of December 31, 1996, December 31, 1997, and December 31, 1998 and the related statements of income and retained earnings and cash flows for the years then ended, each of such balance sheet and income statement being attached hereto as SCHEDULE 7.16(a)(i) (collectively, the "Historical Financial Statements");

                  (ii) true and complete copies of the unaudited balance sheet (the "Interim Balance Sheet") of Seller as of September 30, 1999 (the "Balance Sheet Date") and the related unaudited statement of income for the nine-month period then ended (the "Interim Income Statement" and together with the Interim Balance Sheet, the "Current Financial Statements"), such balance sheet and income statement being attached hereto as SCHEDULE 7.16(a)(ii); and

                  (iii) the budget for capital expenditures for the expansion of the Cellular System is attached hereto as SCHEDULE 7.16(a)(iii).

         (b) Each of the Historical and Current Financial Statements delivered under Section 7.16 (a)(i) and (ii) hereof was prepared in accordance with GAAP applied on a basis consistent with prior periods and past practices and, with respect to the Current Financial Statements, subject to usual and customary year-end adjustments and except for the omission of certain footnotes and other presentation items required by GAAP with respect to reviewed financial statements; subject to the foregoing proviso, each of the balance sheets included in such Historical and Current Financial Statements fairly presents the financial condition of Seller, as at the close of business on the date thereof; and, subject to the foregoing proviso, each of the statements of income included in such Historical and Current Financial Statements fairly presents the results of operations of Seller, for the fiscal period then ended.

         (c) Except as set forth on SCHEDULE 7.16(c) attached hereto, since the Balance Sheet Date, Seller has not:

                  (i) sold, assigned or transferred any of its Assets (except for the Excluded Assets and except pursuant to existing contracts or commitments disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice or for assets sold or disposed of and replaced by other assets of comparable use and value); or canceled any material debts or material claims;

                  (ii) waived any material rights, whether or not in the ordinary course of business;

                  (iii) entered into any other transaction, except in the ordinary course of business, or entered into any transaction with any officer, director or shareholder of Seller, or any affiliate or family member of any such Person;

                  (iv) suffered any material damage, destruction or casualty loss with respect to the Assets, whether or not covered by insurance;

                  (v) made any distribution of any of the Assets to any officer, director or shareholder of Seller or any affiliate or family member of such officer, director or shareholder;

                  (vi) except as disclosed in writing by Seller to Purchaser, obligated itself or the Business to give free or reduced price service to customers with respect to the Business or entered into any agreement with any governmental or regulatory authority granting the authorization to freeze fees charged to customers of the Business; or

                  (vii) entered into any agreement or understanding to do any of the foregoing.

         SECTION 7.17. SUBSCRIBERS/AGENTS. SCHEDULE 7.17 attached hereto sets forth (a) the number of subscribers receiving service from the Cellular System and as of a date within five (5) days prior to the date hereof, (b) a list of all agents who sell cellular telephone equipment and/or service on behalf of Seller as of the date hereof, together with such agent's address and the number of gross activations produced by each agent, and (c) all marketing and promotional plans Seller has used, is using, or proposes to use during 1999 to acquire subscribers. For purposes of this Agreement, the term "subscriber" means a person or entity subscribing for cellular telephone service on the Cellular System.

         SECTION 7.18. INSURANCE. Seller has delivered previously to Purchaser all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) which insure against risk and liabilities to the extent and in a manner customary in the cellular industry and which are adequate to provide coverage against risk of a material nature to which Seller would normally be exposed in the operation of the business. All such insurance policies and binders are in full force and effect. Seller has complied with each of such insurance policies and binders and has not failed to give any notice or present any claim thereunder in a due and timely manner. There are no outstanding unpaid claims under any of such insurance policies or binders and Seller has not received any notice of cancellation or non-renewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders which would reasonably be expected to materially adversely affect coverage thereunder. No insurance carrier has canceled or reduced any insurance coverage for Seller or has given any notice or other indication of its intention to cancel or reduce any such coverage. All premiums due and payable under any such insurance policies or binders of Seller have been duly paid or accrued to the extent taken into account in the Working Capital Adjustment. Seller maintains insurance policies for the Cellular System with the insurance carriers, in such amounts and for such losses or casualties as are described on
SCHEDULE 7.18.

         SECTION 7.19. BROKERS. Except for Daniels & Associates, Inc., Seller has not engaged any agent, broker or other person acting pursuant to the express or implied authority of Seller which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Assets or the Business to Purchaser.

         SECTION 7.20. UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not reflected or reserved against the Interim Balance Sheet except for liabilities and obligations that have arisen in the ordinary and usual course of business and consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law) and except for liabilities and obligations directly related to the transactions contemplated hereby.

         SECTION 7.21. PRICING OF SERVICES. SCHEDULE 7.21 sets forth a description of all rate plans currently offered to subscribers of the Cellular System.

         SECTION 7.22. PROPRIETARY RIGHTS. Seller lawfully possesses, and (except for rights with respect to intellectual property rights listed on SCHEDULE 2.02) the Assets will include, all intellectual property rights that are necessary to the conduct of the Business as it is currently being conducted.

         SECTION 7.23. ACCOUNTS RECEIVABLE AND BAD DEBTS. All notes and accounts receivable of Seller shown on the Interim Balance Sheet or thereafter acquired were or (to the extent not heretofore collected) are valid and genuine, were acquired in the ordinary course of business and are subject to no asserted counterclaims, defenses or setoffs (subject to reserves therefor as will be taken into account in the determination of Current Assets at Closing in accordance with Section 5.05).
SCHEDULE 7.23 attached hereto sets forth a true, complete and accurate list, as of the end of the most recent normal billing cycle of the Cellular System, listing the total amounts of subscriber receivables and the aging of such subscriber receivables of the Cellular System based on the following Schedule:
0-30 days past due, 31-60 days past due, 61-90 days past due and over 90 days past due, from the date thereof.

         SECTION 7.24. PRODUCT INFORMATION. Except as disclosed on SCHEDULE 7.24, Seller has not sold and does not have in its inventory any refurbished cellular telephone handsets. SCHEDULE 7.24 sets forth a list of manufacturers of cellular telephone handsets presently in Seller's inventory.

         SECTION 7.25. CERTAIN BUSINESS RELATIONSHIPS WITH SELLER. Except as set forth in SCHEDULE 7.25 attached hereto, none of the officers, directors or stockholders of the Seller and its affiliates or family members have been involved in any business arrangement or relationship with Seller within the past 12 months.

         SECTION 7.26. YEAR 2000 COMPLIANCE. SCHEDULE 7.26 sets forth the representation and warranty received from Nortel Networks, Inc. with respect to Year 2000 compliance.

                                  ARTICLE VIII
                           PURCHASER'S REPRESENTATIONS

         Purchaser hereby represents, warrants, covenants and agrees that:

         SECTION 8.01. ORGANIZATION; QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Purchaser has all power and authority to (i) own and operate its properties, (ii) carry on its business as it is now being conducted, and
(iii) carry out the transactions contemplated by this Agreement and to own and operate the Assets and the Business, subject to obtaining all necessary consents required for the transfer by Seller of the Assets.

         SECTION 8.02. CONSENTS; AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT. All necessary consents and approvals have been obtained by Purchaser for the execution and delivery of this Agreement. The execution and delivery of this Agreement by Purchaser has been duly and validly authorized and approved by all necessary corporate action. Purchaser has full power and authority to execute and deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

         SECTION 8.03. LITIGATION AND LEGAL PROCEEDINGS. There is no outstanding judgment against Purchaser and there is no litigation, proceeding or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser or its assets, or against any affiliate of

Purchaser, which individually or in the aggregate would, if adversely determined, result in a material adverse change in the business condition (financial or otherwise), properties or assets of Purchaser or which questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser or which could have an adverse effect on Purchaser's ability to perform its obligations hereunder.

         SECTION 8.04. BROKERS. Purchaser has not engaged any agent, broker or other person acting pursuant to the express or implied authority of Purchaser which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Assets or the Business.

         SECTION 8.05. ACCESS TO FUNDS. Purchaser has available or shall have available on the Closing Date sufficient funds to consummate the transactions contemplated by this Agreement, including without limitation, payment of the Purchase Price and Purchaser shall be solvent on the Closing Date with the financial capability to meet its other obligations when they become due.

         SECTION 8.06. QUALIFICATIONS TO HOLD FCC AUTHORIZATIONS. Purchaser is legally, technically, financially and otherwise qualified under the Communications Act of 1934, as amended, to hold the FCC Authorizations and to consummate the transactions contemplated hereby. Purchaser has no knowledge of any fact that would, under existing law (including the Communications Act), disqualify Purchaser as an assignee of the FCC Authorizations.

         SECTION 8.07. BANKRUPTCY. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Purchaser (other than as a creditor) are pending, or to the best of Purchaser's knowledge, threatened, and Purchaser has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

                                   ARTICLE IX
                       SELLER'S AND PURCHASER'S COVENANTS

         SECTION 9.01. FINANCIAL STATEMENTS AND CELLULAR SYSTEM INFORMATION. Seller covenants and agrees that during the period after the execution of this Agreement and prior to the Closing (the "Interim Period"), Seller shall provide Purchaser, within thirty (30) days of the end of each calendar month, Seller's unaudited balance sheet and income statement for such month ("Interim Financial Statements"). The Interim Financial Statements will be true and correct in all material respects, will be prepared using the same accounting methods and procedures as used in the preparation of the Historical Financial Statements except for the absence of footnotes, subject to normal recurring adjustments, and will present fairly the financial position of Seller at the date indicated and the results of Seller's operations for such period. During the Interim Period Seller also shall provide Purchaser within fourteen (14) days of the end of each calendar month (i) the number of subscribers on the Cellular System at the beginning and end of such month, (ii) an accounts receivable aging report for the Cellular System for such month and
(iii) other monthly reports normally generated by the Seller's billing system as reasonably requested by Purchaser.

         SECTION 9.02. GOVERNMENTAL APPROVALS. (a) Purchaser covenants and agrees that it will cooperate with Seller, and do all things reasonably necessary to assist Seller, to obtain all consents and approvals necessary for assignment to Purchaser of the FCC Authorizations, including the furnishing of financial and other information specifically with respect to Purchaser reasonably required by the Person whose consent or approval is being sought. Seller shall use all reasonable efforts to provide adequate prior written notice to Purchaser of any meeting with governmental authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby, and Purchaser shall use all reasonable efforts to furnish a representative to attend meetings with appropriate government authorities for the purpose of obtaining such consents or approvals. Each of Purchaser and Seller hereby agrees to make the necessary filings with the FCC transferring or assigning control of the FCC Authorization for the Business to Purchaser and diligently pursue the processing of the assignment of the FCC Authorizations to Purchaser and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement within five (5) business days of the date of execution of this Agreement to the extent any such filings have not been made prior to the date of execution of this Agreement. Seller and Purchaser shall share equally all filing fees in connection with any filings pursuant to this
Section 9.02(a).

                  (b) Seller and Purchaser shall each cooperate and use its commercially reasonable efforts to prepare and file with the Federal Trade Commission and the Department of Justice and other regulatory authorities as promptly as possible all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the Hart-Scott-Rodino Antitrust Improvements Act ("Hart-Scott Act"). Purchaser shall be responsible for payment of the application filing fee under the Hart-Scott Act, but not the Seller's costs and expenses (including, without limitation, attorneys fees and other legal fees and expenses) associated with the preparation of the Seller's portion of such filing.

         SECTION 9.03. THIRD PARTY CONSENTS; CLOSING CONDITIONS. (a) Seller covenants and agrees to use its commercially reasonable efforts to obtain all consents and approvals necessary for the transfer or assignment to Purchaser of the Assumed Contracts. In addition, with respect to each real property lease identified on SCHEDULE 2.01(d), Seller agrees that the instrument whereby Seller requests the consent, estoppel and waiver of the lessor thereunder to the assignment of such lease to such Purchaser shall be substantially in the form of the letter attached hereto as SCHEDULE 9.03 and that Seller shall use its commercially reasonable efforts to obtain each such lessor's consent to such assignment by having each such lessor countersign such letter in the space provided. Purchaser covenants and agrees to cooperate with Seller and assist Seller in obtaining such consents and approvals including the furnishing of financial and other information, reasonably required by the Person whose consent or approval is being sought. Notwithstanding the foregoing, to the extent that any Assumed Contracts listed on SCHEDULE 2.01(a) to be sold, assigned, transferred or conveyed to Purchaser, or any claim, right or benefit arising thereunder or resulting therefrom (individually, an "Interest" and collectively, the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party thereto, or any third Person (including a government or governmental unit), and such approval, consent or waiver has not been obtained, or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof, and such approval, consent or waiver has not been obtained, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof; provided Seller shall use its commercially reasonable efforts to provide Purchaser the benefits of any such Interest as provided in Section 17.01(b).

                  (b) Purchaser and Seller hereby covenant and agree to use all reasonable efforts to satisfy, or assist the other party in satisfying, the closing conditions applicable to the Purchaser in Article X hereof and the Seller in Article XI hereof prior to the Closing Date.

         SECTION 9.04. ACCESS. (a) Purchaser shall have the right, itself or through its representatives, during normal business hours, after reasonable notice (which may be oral) and without undue disruption to Seller's normal business activities, to inspect the Assets and properties of Seller and to inspect and make abstracts and reproductions of all books and records of Seller including, without limitation, applications and reports to the FCC, all financial information relevant to the Business, employee records, and engineering and environmental reports and Seller shall furnish Purchaser with such information respecting the Assets and Business and financial records as Purchaser may, from time to time, reasonably request.

                  (b) Seller acknowledges and agrees, subject to any restrictions placed thereon by an owner or lessor of any real property involved, that Purchaser may commission, at Purchaser's cost and expense, a so-called "Phase I" environmental site assessment of the Assets (the "Phase I Assessment"). If the Phase I Assessment indicates that a so-called "Phase II" assessment (the "Phase II Assessment") or other additional testing or analysis of the Assets is advisable, the Purchaser may elect to cause its agents to conduct such testing and analysis, again at Purchaser's cost and expense. Seller will use its commercially reasonable efforts to comply with any reasonable request for information made by Purchaser or its agents in connection with any such investigation. Seller covenants that any response to any such request for information will be complete and correct in all material respects. Seller will afford Purchaser and its agents access to all operations of the Seller at all reasonable times and in a reasonable manner in connection with any such investigation subject to any required approval of Seller's landlords, which approval Seller will use its commercially reasonable efforts to obtain. Should Purchaser commission such an investigation, such investigation will have no effect upon the representations and warranties made by Seller to Purchaser under this Agreement except that if any Phase I Assessment or Phase II Assessment uncovers an environmental condition which then comprises a breach of Seller's representations or warranties herein, Seller shall not have breached such representation or warranty if Seller cures such breach in accordance with the provisions of Article 15.01 of this Agreement.

                  (c) Seller shall allow Purchaser a reasonable opportunity to conduct an engineering review of the Assets to confirm that the Assets comply with the FCC Authorizations and the regulations of the FCC and are otherwise in good condition and repair, reasonable wear and tear excepted.

         SECTION 9.05. CONDUCT OF BUSINESS. From and after the date hereof Seller shall:

                  (a) subject to the disclosures made on Schedule 7.09, operate the Cellular System in accordance with the FCC Authorizations, and comply in all material respect with all laws, rules and regulations applicable to Seller, including the regulations of the FCC;

                  (b) except for inventory sold in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of Purchaser;

                  (c) refrain from modifying, amending or altering in any material respect, or terminating any of the Assumed Contracts, and from waiving or canceling any default or breach or modifying, altering or terminating any right or asset relating to or included in the Assets without Purchaser's prior written approval, which approval will not be unreasonably withheld;

                  (d) maintain insurance on the Assets comparable to that maintained prior to the date hereof, and subject to Article XII, use the proceeds of any claims for loss under such policies, together with such other funds as may be required, to repair, replace, or restore to their former condition any Assets which may be damaged by fire or other casualty, all as soon as reasonably possible;

                  (e) maintain its books and records in accordance with prior practice; maintain all of its property and assets in their present condition, ordinary wear and tear excepted, maintain supplies of inventory and spare parts consistent with past practice; and otherwise operate its business in the ordinary course in accordance with past practices;

                  (f) refrain from changing the Cellular System's agents' commission rate, sales practices (including the quality of the credit of subscribers contracting for cellular telephone service) or marketing practices without Purchaser's approval, which approval will not be unreasonably withheld;

                  (g) refrain from increasing the compensation payable or to become payable to any employee or agent without Purchaser's approval (excluding any year-end bonuses given to employees consistent with past practices), which approval will not be unreasonably withheld;

                  (h) refrain from entering into any contract or renewal of any existing contract for the employment of any employee or agent of Seller other than "at-will" employees and agents;

                  (i) use its commercially reasonable efforts to (x) keep its business organization intact, (y) retain the services of the key employees of the Cellular System, and (z) maintain good relationships with its employees, suppliers, advertisers, subscribers, agents and others having business relations with it, in each case in accordance with past practices;

                  (j) refrain from changing its Charter or by-laws in any way which would materially adversely affect its power or authority to enter into and perform this Agreement, or which would otherwise materially adversely affect its performance of this Agreement;

                  (k) continue to advertise, promote and market the Cellular System and its services in a manner consistent with past practice, and in any event during the Interim Period, spend on advertising, marketing and promotion, on an aggregate basis from the date hereof to the Closing, at least the amounts set forth in Seller's 1998 income statement attached hereto as SCHEDULE 9.05 and consult on a mutually-agreeable basis with Purchaser on the status and effectiveness of promotions and on any modifications to promotions to increase the number of subscribers to the Cellular System;

                  (l) refrain from subjecting any of the Assets to any new Lien other than Permitted Liens;

                  (m) refrain from doing or omitting to do any act which will cause a material breach of, or material default under, or termination of (except in accordance with its terms), any Assumed Contract;

                  (n) timely make all required filings with the FCC and timely pay all regulatory and other fees as such filings and fees become due, and provide to the Purchaser, concurrently with filing thereof, copies of all reports to and other filings with the FCC;

                  (o) not permit the FCC Authorizations to expire or to be surrendered or voluntarily modified in a matter adverse to the Business, or take any action which would reasonably be expected to cause the FCC Authorizations or any other governmental authority to institute proceedings for the suspension, revocation or limitation of rights under the FCC Authorizations; or fail to prosecute with due diligence any pending applications to any governmental authority;

                  (p) notify Purchaser in writing promptly after learning of the institution or threat of any material action against Seller in any court, or any action against Seller before the FCC or any other governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Assets or the Business;

                  (q) if Seller deems it to be prudent, promptly replace any employee who leaves the employ of the Cellular System; notify Purchaser of the hiring of any new employee, any material change in job function of an employee, and the termination of any employee;

                  (r) pay or cause to be paid or provide for all Taxes of or relating to Seller, the Assets and the employees required to be paid to city, county, state, Federal and other governmental units up to the Closing Date, except to the extent that there is a good faith basis for contesting the imposition of such Taxes (provided such contested Taxes shall be properly accrued), in which case Seller shall notify Purchaser of such contestation and the basis thereof;

                  (s) refrain from taking any action not in Seller's usual course of business regarding the Cellular System or the Assets without Purchaser's prior approval, which approval will not be unreasonably withheld;

                  (t) cooperate with Purchaser in connection with (x) Purchaser's efforts to identify the current employees of Seller that Purchaser would like to hire following the Closing consistent with all applicable federal, state and/or local employment laws, rules and regulations, and (y) the prompt and efficient transition of billing services after Closing to Purchaser's billing system and (z) Purchaser's efforts to upgrade equipment (at Purchaser's cost) after Closing; and

                  (u) Upon Purchaser's reasonable request, Seller shall cause the appropriate engineering, computer information system and other personnel of Seller to meet (telephonically or otherwise) monthly after the date hereof with representatives of Purchaser to discuss Year 2000 compliance issues.

         SECTION 9.06. NO SHOPPING. Prior to the Closing or earlier termination of this Agreement, neither Seller nor any of its affiliates, advisors or representatives shall, directly or indirectly, solicit, encourage or initiate any contact with, negotiate with, or provide any information to, endorse or enter into any agreement with respect to, or take any other action to facilitate any person or group, other than Purchaser and its representatives, concerning any inquiries or the making of any proposals concerning any merger, sale of all or substantially all of the Assets, acquisition of a substantial equity interest in Seller or any similar transaction involving Seller.

         SECTION 9.07. EMPLOYEES. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Seller or Purchaser. No provision of this Agreement shall create any third-party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by Purchaser or under any benefit plan that Purchaser may maintain. Notwithstanding any other provision of this Agreement Purchaser shall use commercially reasonable efforts to (i) offer continued employment to Seller's employees on the date of Closing for a period of at least six (6) months subject to each employee's satisfactory job performance and (ii) negotiate with Seller mutually agreeable severance terms for employees of Seller that Purchaser elects not to employ on a going forward basis.

         SECTION 9.08. SUPPLEMENTAL DISCLOSURE. Seller shall promptly from time to time prior to the Closing Date supplement in writing the Schedules hereto with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that no such supplemental disclosure shall be deemed to cure any breach of any representation or warranty of Seller made in this Agreement unless Purchaser fails to object in writing to Seller to any such supplemental disclosure within ten (10) business days after Purchaser's receipt thereof; PROVIDED, HOWEVER, that Seller shall have the right to cure any breached representation or warranty in accordance with Section 15.01 below.

         SECTION 9.09. SELLER'S ACCESS TO RECORDS POST-CLOSING. After the Closing, Purchaser shall provide to Seller, during normal business hours after reasonable advance request, with access to books and records of the Cellular System, Business or Assets relating to the operation of the Business for the period prior to the Closing which are reasonably required by Seller to prepare Seller's financial statements, complete tax returns, respond to requests for information from taxing authorities or in connection with any tax audits. In addition Purchaser shall permit, in a fashion not inconsistent with any continuing responsibilities he might have to Purchaser, Mr. Thomas Rider, to assist Seller in the preparation of tax returns.

         SECTION 9.10. CONSUMMATE TRANSACTION. Purchaser shall preserve and maintain its eligibility to be an assignee of the FCC Authorizations and use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required of Purchaser in order to consummate the transactions contemplated hereby. On the Closing Date, if the conditions set forth in Article X have been satisfied, and if this Agreement has not been terminated pursuant to Article XV, Purchaser shall purchase the Assets from Seller as provided in Article V and shall make the deliveries provided in
Article VI.

         SECTION 9.11. PURCHASER NOT TO CONTROL. Notwithstanding any other provision of this Agreement that may be construed to the contrary, pending the consummation of the Closing, Seller shall maintain actual (DE FACTO) and legal (DE JURE) control over the Cellular System. Specifically, and without limitation, the responsibility for the operation of Seller and the Cellular System shall, pending the Closing, reside with the Board of Directors of Seller, including, but not limited to, responsibility for the following matters: (a) access to and the use of the facilities of and equipment owned by Seller; (b) control of the daily operation of the Cellular System; (c) creation and implementation of policy decisions; (d) employment and supervision of employees; (e) payment of financing obligations and expenses incurred in the operation of the Cellular System; (f) receipt and distribution of monies and profits derived from the operation of the Cellular System; and (g) execution and approval of all contracts and applications prepared and filed before regulatory agencies.

         SECTION 9.12. RESCISSION. In the event that the Closing occurs prior to the date on which the FCC approval for the assignment of the FCC Authorizations becomes a Final Order and if such approval is subsequently withdrawn and if at such time or thereafter the parties are legally obligated to rescind the transactions contemplated by this Agreement, the parties shall rescind the transaction in a manner that puts each party in the position it would have been in as of the Closing Date, had the transactions contemplated hereby not been consummated. Purchaser further covenants and agrees that in the event of a rescission pursuant to this Section 9.12, Purchaser will transfer, assign and deliver the Assets and the Cellular System to Seller in substantially the same condition as the Assets and Cellular System existed on the Closing Date, except and, to the extent there is a net diminution in the value of the Assets, subject to appropriate compensation, except for (i) ordinary wear and tear, (ii) Assets sold, transferred or otherwise disposed of in the ordinary course of business and (iii) changes in any Assets (including the loss or destruction thereof) after the Closing Date to the extent such changes are not due to the acts or omissions of Purchaser or would have occurred absent the Closing and Seller shall return the Purchase Price to Purchaser net of compensation; provided that, in the event of the loss or destruction of any Assets, Purchaser shall deliver to Seller all insurance proceeds, if any, Purchaser receives with respect thereto and provided, further, that if the acts, omissions or qualifications of Purchaser were the proximate cause of the withdrawal of the FCC Consents, then Seller shall be permitted to retain an amount equal to the Deposit as damages for the failure of the transaction to be consummated.

                                    ARTICLE X
             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The obligation of Purchaser under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Purchaser:

         SECTION 10.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties made by Seller in this Agreement shall be true and correct at and as of the Closing except for such uncured breaches and inaccuracies therein which, in the aggregate, have not caused and would not reasonably be expected to cause Purchaser to suffer a Loss (as defined in Section 13.01) in excess of $50,000 in the aggregate (a "Material Loss") or otherwise result in a Material Adverse Effect. Seller shall have complied with and performed all of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing except for such noncompliances which, in the aggregate, have not caused and would not reasonably be expected to cause a

Material Loss or otherwise result in a Material Adverse Effect. Purchaser shall have been furnished with a certificate or certificates of Seller's President, dated as of the Closing, certifying to the fulfillment of the foregoing conditions. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the Assets or the Business taken as a whole, other than due to changes affecting the cellular telephone industry generally.

         SECTION 10.02. RESOLUTIONS. Seller shall deliver to Purchaser copies of the resolutions of the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of Seller.

         SECTION 10.03. INCUMBENCY CERTIFICATE. Purchaser shall have received a certificate or certificates of an officer of Seller, certifying as to the genuineness of the signatures of officers of Seller authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such officers.

         SECTION 10.04. THIRD PARTY CONSENTS; FCC; HART-SCOTT ACT. Seller shall have delivered to Purchaser such instruments, consents and approvals (the form and substance of which shall be reasonably satisfactory to Purchaser) as are necessary to assign to Purchaser without modification thereof, as of the Closing, the Assets. Prior to Closing Date, the FCC shall have granted its consent to the assignment of the FCC Authorizations to Purchaser and such grant shall have become a Final Order, without any material conditions (excepting conditions generally applied to the grant of such applications or applied on an industry-wide basis) which the Purchaser reasonably deems to be materially adverse. Anything herein to the contrary notwithstanding, but subject to the provisions of Section 17.01, the Purchaser shall have the right (in its sole discretion) to waive the requirement set forth in the preceding sentence by delivery to Seller of a written notice to such effect (the "Finality Waiver Notice"). In addition, all applicable waiting periods under the Hart-Scott Act shall have expired or been terminated and no objection shall have been made by the Federal Trade Commission ("FTC") or the United States Department of Justice ("DOJ"). For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC as to which (i) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed;
(iii) the FCC, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

         SECTION 10.05. NO MATERIAL ADVERSE CHANGE. Other than changes resulting from business or regulatory developments affecting the cellular telephone industry generally, there shall not have been any material adverse change in the financial condition, assets, business, properties of the Cellular System or Assets, from October 8, 1999 to the Closing.

         SECTION 10.06. OPINION OF COUNSEL TO SELLER. Purchaser shall have been furnished with opinions of Patton Boggs LLP, corporate and FCC counsel to Seller, dated as of the Closing and addressed to Purchaser, and to any institution designated by Purchaser which has provided financing in connection with the transactions contemplated by this Agreement, substantially in the form of EXHIBIT E hereto.

         SECTION 10.07.  INTENTIONALLY OMITTED.

         SECTION 10.08. CLOSING ESCROW AGREEMENT. Seller and the Escrow Agent each shall have executed and delivered the Closing Escrow Agreement.

         SECTION 10.09. TITLE INSURANCE; SURVEYS. Seller shall have provided to Purchaser, at Seller's expense, and in a form satisfactory to Purchaser and its lenders, all of the title commitments, title policies (including endorsements thereto) and surveys with respect to (i) the leased real property on which Seller's cell sites and equipment are situated and (ii) the real property owned by Seller; PROVIDED, HOWEVER, that Seller shall not be obligated to deliver any title commitments, title policies or surveys for the leased property in items 1, 5, 7, 10, 11 and 12 of the Leases Payable and Receivable section of SCHEDULE 2.01(a).

         SECTION 10.10. OPERATION OF CELLULAR SYSTEM. Seller shall have continued to operate the Cellular System and market the Cellular System's services in the normal course of business and in accordance with past practice.

                                   ARTICLE XI
                             CONDITIONS PRECEDENT TO
                          SELLER'S OBLIGATION TO CLOSE

         The obligations of Seller under this Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Seller:

         SECTION 11.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties by Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing. Purchaser shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Closing. Seller shall have been furnished with a certificate of an officer of Purchaser, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

         SECTION 11.02. DIRECTORS' RESOLUTIONS. Purchaser shall deliver to Seller copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an authorized officer of Purchaser.

         SECTION 11.03. INCUMBENCY CERTIFICATE. Seller shall have received the certificate of a Secretary of Purchaser, certifying as to the genuineness of the signatures of representatives of Purchaser authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such representatives.

         SECTION 11.04. FCC; HART-SCOTT ACT. The FCC shall have issued an order granting its consent to the assignment of the FCC Authorization to Purchaser. In addition, all applicable waiting periods under the Hart-Scott Act shall have expired or been terminated and no objection shall have been made by the FTC or DOJ.

         SECTION 11.05. OPINION OF COUNSEL TO PURCHASER. Seller shall have been furnished with an opinion of Edwards & Angell, LLP, counsel to Purchaser, dated as of the Closing and addressed to Seller in substantially the form of EXHIBIT F hereto.

         SECTION 11.06. CLOSING ESCROW AGREEMENT. Purchaser and the Escrow Agent each shall have executed and delivered the Closing Escrow Agreement.

         SECTION 11.07. NO LITIGATION. On the Closing Date, (i) no litigation, proceeding, investigation, or inquiry shall be pending that, if sustained, would materially and adversely affect Purchaser's right to acquire, retain and own the Assets or to operate the Cellular System, and
(ii) no judgment, decree, injunction, rule or order of any court of competent jurisdiction or other legal authority shall be outstanding against Purchaser, Seller or any affiliate purporting to enjoin or otherwise prevent the Closing of the transactions contemplated hereunder.

         SECTION 11.08. PAYMENT OF PURCHASE PRICE. Purchaser shall have paid the Purchase Price to Seller.

                                   ARTICLE XII
                                 CASUALTY LOSSES

         In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the Assets that becomes known to Seller, Seller will promptly notify Purchaser of such event. Seller shall, to the extent reasonably practicable, repair, rebuild or replace the portion of the Assets damaged, destroyed or lost prior to the Closing Date. To the extent the repair, rebuild or replacement of the portion of the Assets damaged, destroyed or lost prior to the Closing Date is not reasonably practicable, then the Purchase Price shall be reduced by the amount, mutually acceptable to Purchaser and Seller, which is estimated by the parties to equal the out-of-pocket costs and expenses that Purchaser is reasonably likely to incur to repair, rebuild or replace, in accordance with cellular telephone industry practices, such damaged, destroyed or lost Assets after the Closing Date, and Seller shall retain all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         SECTION 13.01. INDEMNIFICATION BY SELLER. (a) After the Closing and subject to the provisions of Section 13.04, and regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, but subject to the terms of this Article XIII, Seller agrees to indemnify and to hold Purchaser, its shareholders, officers, directors, and employees (the "Indemnified Purchaser Parties") harmless from and against and in respect of any losses (including lost revenues), damages, costs, expenses (including costs of investigations and reasonable attorney fees), suits, demands and judgments (each a "Loss" and collectively "Losses") by Purchaser arising from or related to:

                  (i) Any Non-Assumed Liability, whether or not known or asserted at or prior to Closing, relating to or arising from the Seller's ownership, operation, control or sale of the Assets, the Cellular System or the Business or any other state of facts relating to Seller which existed at or prior to Closing, including, without limitation, any environmental liabilities arising out of Seller's interests in real property or any fines or forfeitures imposed or threatened to be imposed by the FCC for the Seller's operation, at or prior to Closing, of the Cellular System or the Business;

                  (ii) Any misrepresentation in, breach of, or omission from, any representation or warranty of Seller in this Agreement, the Schedules or Exhibits hereto, the Deposit Escrow Agreement, the Closing Escrow Agreement, the Bill of Sale, the Assumption Agreement or in any closing certificate delivered by Seller to Purchaser pursuant to
         Article X hereof;

                  (iii) Any breach or non-fulfillment of any covenant or agreement on the part of Seller under this Agreement, the Deposit Escrow Agreement, the Closing Escrow Agreement, the Bill of Sale or the Assumption Agreement to be performed on or following the Closing Date; and

                  (iv) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters Purchaser is indemnified against by Seller in this Agreement.

                  (b) In addition and subject to the terms of this Article XIII, Seller shall indemnify Purchaser against and hold it harmless from any and all Losses which Purchaser may incur by reason of the failure (if any) of Seller to comply with the Bulk Transfers Article of the Uniform Commercial Code of any state.

         SECTION 13.02. INDEMNIFICATION BY PURCHASER. After the Closing and subject to the provisions of Section 13.04, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, but subject to the terms of this Article XIII, Purchaser agrees to indemnify and to hold Seller, and its directors, officers, stockholders, employees, representatives and agents harmless from and against and in respect of any Losses incurred by Seller from:

                  (i) All liabilities and obligations of Purchaser, and all claims and demands made in respect thereof relating to or arising from, Purchaser's ownership, operation or control of the Assets or the Cellular System or the Business after the Closing, including on account of the Assumed Liabilities; and

                  (ii) Any misrepresentation in, breach of, or omission from, any representation or warranty of Purchaser, in this Agreement, the Schedules or Exhibits hereto, including the Deposit Escrow Agreement, the Closing Escrow Agreement or the Assumption Agreement or in any closing certificate delivered by Purchaser to Seller pursuant to
         Article XI hereof;

                  (iii) Any breach or non-fulfillment of any covenant or agreement on the part of Purchaser under this Agreement, the Deposit Escrow Agreement, the Closing Escrow Agreement or the Assumption Agreement to be performed on or following the Closing Date; and

                  (iv) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters Seller is indemnified against by Purchaser in this Agreement.

         SECTION 13.03. NOTICE OF CLAIMS; DEFENSE OF THIRD PARTY. A party claiming indemnification under this Article XIII (the "Asserting Party") must notify (in writing, in reasonable detail and within a reasonable period of time after the Asserting Party becomes aware of such claim) the party from which indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party from and after such time as the Defending Party unconditionally agrees in writing to accept, as against the Asserting Party, all liabilities on account of such Third Party Claim. Assumption of such liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. Notwithstanding the foregoing, the Defending Party may not assume or control the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Defending Party and the Asserting Party and representation of both parties by the same counsel (in such counsel's reasonable determination) would be inappropriate due to actual or potential differing interests between them, in which case the Asserting Party shall have the right to defend the Third Party Claim and to employ counsel reasonably approved by the Defending Party, and to the extent the matter is determined to be subject to indemnification hereunder, the Defending Party shall reimburse the Asserting Party for the reasonable costs of its counsel. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 13.03, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim (except in the case of actual or potential differing interests, as provided in the preceding sentence), but shall not agree to any settlement of such Third Party Claim which does not include an unconditional release of the Asserting Party by the third party claimant on account thereof, PROVIDED that such requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. If the Defending Party does not assume liability for and the defense of the Third Party Claim pursuant to this Section 13.03, the Asserting Party shall have the right (i) to control the defense thereof and (ii), if the Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, to settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume liability for and the defense of the Third Party Claim pursuant to this Section 13.03 within ten days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the third party claimant on account thereof, PROVIDED that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending Party shall use all reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered by this Article XIII.

         SECTION 13.04. LIMITATIONS. The Defending Party's obligations to indemnify the Asserting Party pursuant to this Article XIII shall be subject to the following limitations:

                  (a) No indemnification shall be required to be made by the Defending Party until the aggregate amount of the Asserting Party's Losses exceeds $50,000 (the "Deductible") and then indemnification shall only be required to be made by the Defending Party to the extent of such Losses that exceed the Deductible; PROVIDED, HOWEVER, the Deductible shall not be applicable to (i) Seller's obligation to indemnify Purchaser for Non-Assumed Liabilities, (ii) Purchaser's obligation to indemnify Seller for Losses arising from or related to the matters described in Section 13.02(i), (iii) adjustments to the Purchase Price provided for in Section 5.05, (iv) a breach by Seller of its representations set forth in Section 7.02, the first sentence of Section

7.04, and Section 7.15, (v) a breach by Purchaser of its representations set forth in Section 8.02 or (vi) Losses resulting from fraud. Under no circumstance will either Seller or Purchaser have any right to recover any amounts under this Article XIII in excess of $6 million (the "Cap"); PROVIDED, HOWEVER, notwithstanding anything else set forth in this Agreement to the contrary, the Cap shall not be applicable to (i) Seller's obligation to indemnify Purchaser for Non-Assumed Liabilities, (ii) Purchaser's obligation to indemnify Seller for Losses arising from or related to the matters described in Section 13.02(i), (iii) adjustments to the Purchase Price provided in Section 5.05, (iv) a breach by Seller of its representations set forth in Section 7.02 and the first sentence of Section 7.04, (v) a breach by Purchaser of its representations set forth in Section
8.02 and (vi) Losses resulting from fraud.

                  (b) All representations and warranties contained in this Agreement shall survive the Closing until the first anniversary thereof; provided, however, that notwithstanding the foregoing, (x) the representations and warranties contained in Section 7.02, the first sentence of Section 7.04. Section 7.15 and Section 8.02 shall survive the Closing for an unlimited duration and (y) the representations and warranties contained in
Section 7.12 (as it may relate to Environmental Laws) shall survive the Closing until the second anniversary thereof (the applicable period of survival being referred to as the "Survival Period"). To the extent a claim is made in respect of a representation or warranty within the applicable Survival Period, such representation or warranty shall survive after the Survival Period for purposes of such claim until such claim is finally determined or settled. Each party shall be precluded from asserting claims against the other party as a result of a breached representation or warranty after the applicable Survival Period. Subject to Section 17.06, the parties sole and exclusive remedy for any and all claims relating to and arising out of this Agreement and the transactions contemplated herein (whether made in contract, tort, breach of warranty or otherwise) shall be governed by this
Article XIII.

                  (c) In addition, the liability of any indemnitor with respect to any Losses shall be determined on a basis that is net of the amount actually paid to the indemnified party in respect of any such Losses pursuant to any policy of insurance maintained by such indemnified party.

                                   ARTICLE XIV
                       CONFIDENTIALITY AND PRESS RELEASES

         SECTION 14.01. CONFIDENTIALITY. Each party (in such capacity, a "Recipient Party") shall hold in strict confidence all documents and information concerning the other (in such capacity, a "Disclosing Party") and its business and properties and, if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the Disclosing Party. In furtherance of the foregoing, without the express prior written consent of the Disclosing Party, the Recipient Party shall not, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any such documents or information to anyone except as provided in Section 14.03.

If the Recipient Party breaches, or threatens to commit a breach of, any of the provisions of this Article XIV, the Disclosing Party shall have the right (in addition to any other rights and remedies available at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Disclosing Party and that money damages would not be an adequate remedy.

         SECTION 14.02. PRESS RELEASES. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Purchaser or Seller without the consent of the other subject to the provisions of Section 14.03, and Purchaser and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Purchaser or Seller, as the case may be, proposes to make such press release.

         SECTION 14.03. DISCLOSURES REQUIRED BY LAW. This Article XIV shall not, however, be construed to prohibit any party from making any disclosures to any governmental authority that it is required to make by law or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, or prohibit Seller, Purchaser or any of their affiliates from disclosing to its investors, partners, accountants, auditors, attorneys, parent company and broker/dealers such terms of this transaction as are customarily disclosed to them in connection with the sale or acquisition of a cellular telephone system; PROVIDED FURTHER, HOWEVER, that any such party shall be informed of the confidential nature of such information and shall agree to keep such information confidential; and PROVIDED, HOWEVER, that each party shall provide to the other reasonable advance copies of any public release except where the provision of such advance notice is not permissible.

                                   ARTICLE XV
                                   TERMINATION

         SECTION 15.01. BREACHES AND DEFAULTS; OPPORTUNITY TO CURE. Prior to the exercise by a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have thirty (30) days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching Party; PROVIDED, HOWEVER, that if such breach is curable but is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional sixty (60) days to cure such breach, PROVIDED FURTHER, HOWEVER, that the cure period for a breach shall in no event extend beyond the Outside Date. If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 15.02). This right of termination shall be in addition to, and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party. Notwithstanding anything to the contrary set forth in this Section 15.01, the provisions of this Section
15.01 shall not apply in the event

Purchaser fails to deliver the Purchase Price even though all of the closing conditions set forth in Article X have been satisfied.

         SECTION 15.02. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned, by written notice given to the other party hereto, at any time prior to the Closing:

                  (a)      by mutual written consent of Seller and Purchaser;

                  (b) by either Purchaser or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise permanently prohibiting the sale of the Assets to Purchaser (which Seller and Purchaser shall have used all reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) subject to Section 15.01, by Purchaser, if Seller shall have breached any of its representations herein and such breaches, in the aggregate, would reasonably be expected to have a Material Adverse Effect or if Seller shall have materially breached any of its covenants;

                  (d) subject to Section 15.01, by Seller, if Purchaser shall have materially breached any of its representations or covenants herein and such breaches, in the aggregate, would reasonably be expected to have a Material Adverse Effect or if Purchaser shall have materially breached any of its covenants herein; or

                  (e) by either Seller or Purchaser if the Closing shall not have occurred on or before December 31, 2000 (the "Outside Date"), unless (i) the parties agree in writing to extend the Outside Date, or
         (ii) the failure to have the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Closing.

                                   ARTICLE XVI
                                  BROKERS' FEES

         Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction and the other party hereto shall be indemnified for any liability with respect thereto pursuant to Article XIII hereof.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         SECTION 17.01. ADDITIONAL INSTRUMENTS OF TRANSFER. (a) From time to time after the Closing, each party shall, if requested by another party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including transfer to Purchaser all of Seller's right, title and interest in and to the Assets. Such efforts and assistance shall be at the cost of the requesting party.

                  (b) Anything in this Agreement to the contrary notwithstanding, Seller is not obligated to sell, assign, transfer or convey to Purchaser any of its rights and obligations in and to any Interest without first obtaining all necessary approvals, consents or waivers. To the extent any of the approvals, consents or waivers have not been obtained by Seller as of the Closing and Purchaser elects to proceed with the Closing, Seller shall, for the remaining term of such Interest, use its commercially reasonable efforts to (i) obtain the consent of any such third party; (ii) cooperate with Purchaser in any reasonable and lawful arrangements designed to provide the benefits (including, without limitation, the payment to Purchaser of any monies received by Seller in connection therewith) of such Interest to Purchaser so long as Purchaser performs all obligations with respect to the Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of Purchaser and at the expense and for the account of Purchaser, any rights of Seller arising from such Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof upon the request of Purchaser); provided, however, that neither of Purchaser nor Seller shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party, or to commence any proceedings against the third party, from whom such approval, consent or waiver is requested.

         SECTION 17.02. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by telecopier, recognized overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

         (i)  If to Purchaser:

                  13439 N. Broadway Extension
                  Suite 200
                  Oklahoma City, Oklahoma  73114
                  Attention:  Everett R. Dobson
                  Facsimile No.:  (405) 391-8515

                  with a required copy to:

                  Edwards & Angell, LLP
                  2800 BankBoston Plaza
                  Providence, Rhode Island  02903

                  Attention:  Joseph A. Kuzneski, Jr., Esq.
                  Facsimile No.: (401) 276-6611

         (ii) If to Seller:

                  Lake Huron Cellular Corp.
                  c/o 209 Pondfield Road West
                  Bronxville, New York  10708
                  Attention:  Joseph McBrien, Esq.
                  Facsimile No.:  (914) 779-7457

                  with a required copy to:

                  Patton Boggs LLP
                  2550 M Street, N.W.
                  Washington, D.C. 20037
                  Attention:  Paul C. Besozzi, Esq.
                  Facsimile No  202-457-6315

         Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy shall be the responsibility of the party providing such notice. Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or seventy-two (72) hours after mailing, whichever is earlier.

         SECTION 17.03. EXPENSES. Each party shall bear its own expenses and costs, including the fees of any corporate or FCC attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth in
Section 9.02(b), Seller and Purchaser shall bear equally FCC and other governmental filing fees.

         SECTION 17.04. TRANSFER TAXES. Purchaser shall bear all use, sales and transfer taxes, if any, imposed in connection with the sale and delivery of the Assets acquired by Purchaser under this Agreement. Notwithstanding anything else to the contrary set forth in this Section 17.04, Purchaser shall in no event be responsible in any manner for the payment of any Taxes on any income or gain which Seller may realize as a result of the sale of the Assets or otherwise related to the transactions contemplated by this Agreement.

         SECTION 17.05. COLLECTION PROCEDURES. From and after the Closing, Purchaser shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as part of the Assets and Business acquired pursuant to this Agreement and to endorse with the name of the Seller any checks or drafts received on account of any such items.

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

         SECTION 17.06. SPECIFIC PERFORMANCE. The parties recognize and acknowledge that in the event Seller shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate the Purchaser. The parties, therefore, agree and acknowledge that in the event the Seller fails to perform its obligations under this Agreement prior to Closing, the Purchaser shall be entitled, in addition to any action for monetary damages, in addition to any other rights and remedies on account of such failure, to specific performance of the terms of this Agreement and of the covenants and obligations hereunder.

         SECTION 17.07. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan (without application of principles of conflicts of law).

         SECTION 17.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by merger or other operation of law or otherwise) without the prior written consent of the other party, which consent will not be unreasonably withheld except that Purchaser shall have the right to assign its rights under this Agreement after the Closing to any institutional lender, PROVIDED, HOWEVER that Purchaser shall notify Seller ten (10) days in advance of any such assignment and notwithstanding any such assignment Purchaser shall remain obligated to perform post-Closing obligations imposed on Purchaser under the terms of this Agreement.

         SECTION 17.09. SUCCESSORS AND ASSIGNS. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

         SECTION 17.10. AMENDMENTS; WAIVERS. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

         SECTION 17.11. ENTIRE AGREEMENT. This Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.

         SECTION 17.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

         SECTION 17.13. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

         SECTION 17.14. SECTION HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 17.15. INTERPRETATION. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter.

         SECTION 17.16. FURTHER ASSURANCES. For a period of twelve (12) months after Closing, Seller agrees to provide to Purchaser from time to time any information that Seller possesses with respect to the operation of the Business and Assets prior to the Closing which the Purchaser reasonably requests in the future in connection with the Purchaser's financing efforts now or in the future or in connection with any FCC or other regulatory filing relating to the Cellular System.

         SECTION 17.17. THIRD PARTIES. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 17.18. WAIVER OF JURY. THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, OR CROSS CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

               [THE REST OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                     SELLER:

                                     LAKE HURON CELLULAR CORP.


                                     By: /s/ Joseph J. McBrien
                                        -------------------------------------
                                     Print Name: Joseph J. McBrien
                                                -----------------------------
                                     Title:  Executive Vice President
                                           ----------------------------------


                                   PURCHASER:

                                   DOBSON CELLULAR SYSTEMS, INC.



                                     By: /s/ Bruce T. Knooihuizen
                                        -------------------------------------
                                     Print Name: Bruce T. Knooihuizen
                                                -----------------------------
                                     Title:  CFO & Vice President
                                           ----------------------------------